TEVA Pharmaceutical Industries Ltd.

ASSIGNMENT AND ASSUMPTION AGREEMENT

Teva Pharmaceutical Industries Limited, a company incorporated under the laws of the State of Israel, having a principal place of business at 12 Hatrufa Street. Sapir Industrial Zone Netanya 42504, Israel via its business unit known as Clinical Trial Teva Israel ("***Assignor***") hereby transfers and assigns to **GCP Clinical Studies LTD**, a company incorporated under the laws of the State of Israel, having a principal place of business at 22 Hamelacha St., P.O.Box 11372, Rosh Ha'Ayin, 48091, Israel ("***Assignee***") all of Assignor's rights and obligations , in their entirety, regarding the clinical trial managed and monitored in Israel by the ***Assignor*** under the protocol "CS001P3" dated Aug. 7th, 2008 between Cel-Sci Corporation and Assignor (the "***Contract***"), and Assignee hereby accepts and assumes all of Assignor's rights and obligations, in their entirety, under the Contract and agrees to take upon itself all of Assignor's obligations and liabilities as set forth in the Agreement, effective as of the date of the last signature hereof. In accordance with the foregoing, all references under the Contract to Assignor shall be deemed as if such references were references to Assignee.

For the avoidance of doubt, it is hereby clarified that upon the execution of this Assignment and Assumption Agreement by the parties hereto, **Teva Pharmaceutical Industries Limited** shall be relieved from any and all obligations under the Assumed Contract with respect to the period following the date of the last signature hereof.

IN WITNESS WHEREOF, the parties have executed this Assignment and Assumption Agreement as of the date of the last signature hereof.

Teva Pharmaceutical Industries Limited

Name: Shiloh
Title:
Date: 20/12/2011

Dr. Roni Shiloh
Medical Director
TEVA (ICA)

GCP Clinical Studies LTD

Name: AHUVA KOREN
Title: president & CEO
Date: 05 January, 2012

We, Cel-Sci Corporation, hereby confirm our consent to the transfer and assignment of all of Assignor's rights and obligations under the Contract to Assignee as set forth above.

Cel-Sci Corporation

Name: Eyal Talor
Title: CSO, Cel-Sci Corp.
Date: 28 Dec 2011.

Teva. Medical Affairs.
12 Hatrufa St., P.O.Box 8077 Sapir Industrial Zone, Netania 42504 Israel. Tel: +972.9.8639801 Fax. +972.9.8921613
www.tevapharm.com

TEVA Pharmaceutical Industries Ltd.

To: Dr. E. Talor
Cel-Sci Corporation
4820-C Seton Drive, Baltimore
MD 21215 USA

Date: Dec. 20th, 2011

Re: Assignment and Assumption Notice and Consent

Dear Dr. Talor

Reference is hereby made to that certain agreement regarding protocol "CS001P3" dated Aug. 7th, 2008 between Teva Pharmaceutical Industries Limited via its business unit known as Clinical Trial Teva Israel (the "***Assignor***") and Cel-Sci Corporation (the " ***Contract***").

We wish to inform you by this letter of our intention to transfer and assign our rights and obligations regarding the clinical trial managed and monitored in Israel by the ***Assignor***, in their entirety, under the Contract to **GCP Clinical Studies LTD**, a company incorporated under the laws of the State of Israel, having a principal place of business at 22 Hamelacha St., P.O.Box 11372, Rosh Ha'Ayin, 48091, Israel ("***Assignee***"). Such transfer and assignment will be made in connection with the transfer of the clinical trials management and monitoring activity of our business unit to the Assignee (the "***Transaction***"). For clarification, the ***Transcation*** does not involve nor relate, in any aspect, to the commercial agreement between Teva Pharmaceutical Industries Limited and Cel-Sci corporation.

We kindly ask for your consent to disclose the Agreement as well as the transfer and assignment of the Contract to Assignee pursuant to the ASSIGNMENT AND ASSUMPTION AGREEMENT attached hereto (the ***"Assignment Agreement"***), effective as of the date of the last signature of Assignment Agreement.

Please indicate your agreement to such disclosure and assignment, if applicable, of the Contract by signing the Assignment Agreement in the place indicated for your signature

Due to time constraints, we would appreciate your response not later than the 22th of December. In the event that you choose not to sign this letter than the management and monitoring of the study by CTTI would have to cease commencing January 1st, 2012.

Promptly following signature by Assignor and Assignee, we will provide you with a copy of the executed Assignment Agreement.

Sincerely yours,

Teva Pharmaceutical Industries Limited

Name: [signature]
Title: Dr. Roni Shilor
Medical Director
TEVA (ICA)